EXHIBIT 21



                               BANK UNITED CORP.
                            SCHEDULE OF SUBSIDIARIES

BNKU Holdings, Inc.
Allecon Reinsurance Company

                              BNKU HOLDINGS, INC.
                            SCHEDULE OF SUBSIDIARIES

BUC Title Venture Corp.
Bank United

                                  BANK UNITED
                            SCHEDULE OF SUBSIDIARIES

Bank United Securities Corp.
CTL Leasing, Inc.
Commonwealth United Mortgage Company
Enterprise Community Development, Inc.
United Agency Corporation
United Mortgage Securities Corporation
WCBU Managing Agency, Inc.